EXHIBIT 10.4

TRUST AGREEMENT

This Trust Agreement will verify that the following mineral claims are held in Trust by Richard Achron of Richmond, B.C., for Oban Mining, Inc. (a Nevada Corporation):

NAME OF CLAIM	TENURE NUMBER	PERCENTAGE OF TITLE
ALTA 1	380927	100%
ALTA 2	380928	100%

The above mineral claims are in the Slocan Mining Division of British Columbia.

Attached to the Trust Agreement as Schedule "A" is an executed Bill of Sale Absolute for the mineral claims.

Signed, Sealed and Delivered this 6th day of November, 2000.

/s/ Richard Achron
Richard A. Achron

Signed, Sealed and Delivered by Richard Achron in the presence of:

Suzanne Wood Witness Name	210-580 Hornby Street Vancouver, B.C. V6C 3B6 Address
BUSINESSWOMAN Occupation